IN THE OFFICE OF THE
SECRETARY OF STATE OF THE
STATE OF NEVADA
SEP 14 1990
8500-90
SECRETARY OF STATE
8500-90


FILING FEE $175.00
RS RECEIPT #C 61154
THOMAS G KIMBLE
311 SO. STATE STREET
SUITE 400
SALT LAKE CITY, UTAH 84111


ARTICLES OF INCORPORATION

OF

ENGLEWOOD ENTERPRISES, INC.

WE, THE UNDERSIGNED natural persons of the age of twenty-one (21) years or more, acting as incorporators of a corporation under the Nevada Business Corporation Art, adopt the: following Articles of Incorporation for such corporation.

ARTICLE I   NAME
The name of the Corporation is Englewood Enterprises, Inc.

ARTICLE II - DURATION
The duration of the corporation is perpetual.

ARTICLE III - PURPOSES
The purpose or purposes for which this corporation is engaged are:

(a) To engage in the specific business of looking for business acquisitions and related items; also the business of making investments, including investments in, purchase and ownership of any and all kinds of property, assets or business, whether alone or in conjunction with others. Also, to acquire, develop, explore and otherwise deal in and with all kinds o.4 real and personal property and all related activities, and for any and all other lawful purposes.
(b) To acquire by purchase, exchange, gift, bequest, subscription, or otherwise; and to hold, own., mortgage, pledge, hypothecate, sell, assign, transfer, exchange, or otherwise dispose of or deal in or with its own corporate securities or stock or other securities including, without limitations, any shares of stock, bonds, debentures, notes, mortgages, or other obligations, and any certificates, receipts or other instruments representing rights or interests therein on any property or assets created or issued by any person, firm, associate, or corporation, or instrumentalities thereof; to make payment therefor; in any lawful manner or to issue in exchange therefor its unreserved earned surplus for the purchase of its own shares, and to exercise as owner or holder of any securities, any and all rights, powers, and privileges in respect thereof.
(c) To do each and everything necessary, suitable, or proper for the accomplishment of any of the purposes or the attainment of any one or more of the subjects herein enumerated, or which may, at any time, appear conducive to or expedient for the protection or benefit of this corporation, and to do said acts as fully and to the same extent as natural persons might, or could do in any part of the world as principals, agents, partners, trustees, or otherwise, either alone or in conjunction with any other person, association, or corporation.
(d) The foregoing clauses shall be construed both as purposes and powers and shall not be held to limit or restrict in any manner the general powers of the corporation, and the enjoyment and exercise thereof. as conferred by the laws of the State of Nevada: and it is the intention that the purposes and powers specified in each of the paragraphs of this
Article III shall he regarded as independent purposes and powers.

ARTICLE IV - STOCK
The aggregate number of sharer which this corporation shall have authority to issue is 50,000,000 shares of Common Stock having a par value of $.001 per share. All stock of the corporation shall be of the same class, common, and shall have the same rights and preferences. Fully-paid stock of this corporation shall not be liable to any further call or assessment.


ARTICLE V - AMNDMENT

These Articles of Incorporation may be amended by the affirmative vote of "a majority" of the shares entitled to vote on each such amendment.

ARTICLE VI - SHAREHOLDERS RIGHTS

The authorized and treasury stock of this corporation may be issued at such time, upon such terms and conditions and for such consideration as the Board of Directors shall determine. Shareholders shall not have pre-emptive rights to acquire unissued shares of the stock of this corporation.

ARTICLE VII - INITIAI, OFFICE AND AGENT

The Corporation Trust Company of Nevada
One East First Street
Reno, NV 89501 (County of Washoe)

ARTICLE VIII - DIRECTORS

The directors are hereby given the authority to do any act on behalf of the corporation by law and in each instance where the Business Corporation Act provides that the directors may act in certain instances where the Articles of Incorporation authorize such action by the directors, the directors are hereby given authority to set in such instances without specifically numerating such potential action or instance herein.
The directors are specifically given the authority to mortgage or pledge any or all assets of the business without stockholders' approval.
The number of directors constituting the initial Board of Directors of this corporation is two. The names and addresses of persons who are to serve as Directors until the first annual meeting of stockholders or until their successors are elected and qualify, are:
NAME                    ADDRESS

Michael Poulsen         401 West 100 South
                        Bountiful, Utah 84010

Allison Poulsen         401 West 100 South
                        Bountiful, Utah 84010

ARTICLE IX  INCORPORATORS

The name and address of each incorporator is:

NAME                    ADDRESS

Thomas G. Kimble        311 South State, 1440
                        Salt Lake City, UT 84111

ARTICLE X
COMMON DIRECTORS - TRANSACTIONS BETWEEN CORPORATIONS

No contract or other transaction between this corporation and any one or more of its directors or any other corporation, firm, association, or entity in which one or more of its directors or officers are financially interested, shall be either void or voidable because of such relationship, or interest, or because such director or directors are present at the meeting of the Board of Directors, or a committee thereof, which authorizes, approves, or ratifies such contract or transaction, or because his or their votes are counted for such purpose if: (a) the fact of such relationship or interest is disclosed or known to the Board of Directors or committee which authorizes, approves, or ratifies the contract or transaction by vote or consent sufficient for the purpose without counting the votes or consents of such interested director; or
(b) the fact of such relationship or interest is disclosed or known to the stockholders entitled to vote and they authorize, approve, or ratify such contract or transaction by vote or written consent, or (c) the contract or transaction is fair and reasonable to the corporation.
Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or committee thereof which authorizes, approves, or ratifies such contract or transaction.

ARTICLE XI
OF DIRECTORS AND OFFICERS

No director or officer shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such person as a director or officer. Notwithstanding the foregoing sentence, a director or officer shall be liable to the extent provided by applicable law, (i) for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (ii) for the payment of dividends in violation of NRS 78.300.

The provisions hereof shall not apply to or have any effect on the liability or alleged liability of any officer or director of the Corporation for or with respect to any acts or omissions of such person occurring prior to such amendment.

Under penalties of perjury, I declare that these Articles of Incorporation have been examined by me and are, to the best of my knowledge and belief, true, correct and complete.

Dated this 7th day of September, 1990.

Thomas G. Kimble

STATE OF UTAH)
COUNTY OF SALT LAKE)

On this 7 th day of September, 1990, personally appeared before me, Thomas G. Kimble, who duly acknowledged to me that he signed the foregoing Articles of Incorporation.

Patricia B. Hastan
NOTARY PUBLIC
Residing at:  Salt Lake City, Utah

CERTIFICATE OF ACCEPTANCE OF APPOINTMENT BY RESIDENT AGENT

The Corporation Trust Company of Nevada hereby accepts the appointment as Resident Agent of the above name corporation.

The Corporation Trust Company of Nevada
Residing Agent

By:  Connie Nefeid  Date:9/11/96
Assistant Secretary